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                                                                      EXHIBIT 5

                     FORM OF OPINION OF WHITE AND STEPP LLP


Performance Asset Management Company
4100 Newport Place, Suite 400
Newport Beach, California 92660

Re: Merger transaction

Gentlemen:

We have acted as counsel for Performance Asset Management Company, a Delaware corporation ("Company"), regarding the registration under the Securities Act of 1933, as amended, of up to 7,511,500 shares of $.001 par value common stock of the Company ("Shares"), to be issued to (i) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM"); (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"); (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"); and (vi) Performance Capital Management, Inc., a California corporation ("PCM"). PAM I, PAM II, PAM III, PAM IV, and PAM V are the "Partnerships". The Shares shall be issued in exchange for the assignment by the Partnerships and PCM to the Company of their assets and the assumption by the Company of their liabilities and obligations. In that regard, we have examined the Certificate of Incorporation and all amendments thereto, the Bylaws and the directors' and stockholders' minutes, and the Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("Registration Statement"), and exhibits thereto, and such other documents that we have deemed necessary for the opinion hereinafter expressed.

We are of the opinion that the Shares are validly authorized and upon their issuance, as contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

We hereby consent to the reference to White and Stepp LLP appearing under the heading "Legal Matters" in the Registration Statement and any amendments thereto and the Prospectus of the Company relating to the proposed issuance of the Shares.

WHITE AND STEPP LLP


By: Thomas E. Stepp, Jr.